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Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) /x/

BANK ONE, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	36-0899825 (I.R.S. employer identification number)
1 Bank One Plaza, Chicago, Illinois (Address of principal executive offices)	60670-0126 (Zip Code)

Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois 60670-0126
Attn: Christopher Holly, (312) 732-1643
(Name, address and telephone number of agent for service)

Questar Market Resources, Inc
(Exact name of obligor as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0287750 (I.R.S. employer identification number)
180 East 100 South Street Salt Lake City, Utah (Address of principal executive offices)	84145 (Zip Code)

Debt Securities
(Title of Indenture Securities)

Item 1.    General Information. Furnish the following information as to the trustee:

            (a)  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of Currency, Washington, D.C.;
      Federal Deposit Insurance Corporation,
      Washington, D.C.; The Board of Governors of
      the Federal Reserve System, Washington D.C.

            (b)  Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

      No such affiliation exists with the trustee.

Item 16.    List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

      1.
      A copy of the articles of association of the trustee now in effect.*

      2.
      A copy of the certificates of authority of the trustee to commence business.*

      3.
      A copy of the authorization of the trustee to exercise corporate trust powers.*

      4.
      A copy of the existing by-laws of the trustee.*

      5.
      Not Applicable.

      6.
      The consent of the trustee required by Section 321(b) of the Act.

      7.
      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      8.
      Not Applicable.

      9.
      Not Applicable.

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the {date].

Bank One, National Association, Trustee
By:	/s/ CHRISTOPHER C. HOLLY Vice President
*
Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

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EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

February 22, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between Questar Market Resources, Inc., and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
Bank One, National Association
By:	/s/ CHRISTOPHER HOLLY Vice President

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EXHIBIT 7

Legal Title of Bank:	Bank One, NA	Call Date: 12/31/99	ST-BK: 17-1630	FFIEC 031
Address:	1 Bank One Plaza, Ste 0303		Page RC-1
City, State Zip:	Chicago, IL 60670
FDIC Certificate No.:	0/3/6/1/8

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in thousands		C400
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-B):	RCFD
	a. Noninterest-bearing balances and currency and coin(1)	0081	5,055,227	1.a
	b. Interest-bearing balances(2)	0071	6,267,008	1.b
2.	Securities
	a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)	1773	10,171,065	2.b
3.	Federal funds sold and securities purchased under agreements to resell	1350	9,133,306	3.
4.	Loans and lease financing receivables:	RCFD
	a. Loans and leases, net of unearned income (from Schedule RC-C)	2122	54,113,895	4.a
	b. LESS: Allowance for loan and lease losses	3123	485,672	4.b
	c. LESS: Allocated transfer risk reserve	3128	0	4.c
	d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)	RCFD 2125	53,628,223	4.d
5.	Trading assets (from Schedule RD-D)	3545	5,625,628	5.
6.	Premises and fixed assets (including capitalized leases)	2145	728,892	6.
7.	Other real estate owned (from Schedule RC-M)	2150	2,661	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	225,055	8.
9.	Customers' liability to this bank on acceptances outstanding	2155	318,645	9.
10.	Intangible assets (from Schedule RC-M)	2143	222,903	10.
11.	Other assets (from Schedule RC-F)	2160	2,515,075	11.
12.	Total assets (sum of items 1 through 11)	2170	93,893,688	12.

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

Legal Title of Bank:	Bank One, NA	Call Date: 12/31/99	ST-BK: 17-1630	FFIEC 031
Address:	1 Bank One Plaza, Ste 0303		Page RC-2
City, State Zip:	Chicago, IL 60670
FDIC Certificate No.:	0/3/6/1/8

Schedule RC-Continued

			Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)	RCON 2200	26,310,375	13.a
	(1) Noninterest-bearing(1)	6631	11,553,564	13.a1
	(2) Interest-bearing	6636	14,756,811	13.a2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	28,917,958	13.b
	(1) Noninterest bearing	6631	623,837	13.b1
	(2) Interest-bearing	6636	28,294,121	13.b2
14.	Federal funds purchased and securities sold under agreements to repurchase:	RCFD 2800	9,453,894	14
15.	a. Demand notes issued to the U.S. Treasury	RCON 2840	1,263,434	15.a
	b. Trading Liabilities (from Schedule RC-D)	RCFD 3548	3,262,946	15.b
16.	Other borrowed money:	RCFD
	a. With original maturity of one year or less	2332	12,462,976	16.a
	b. With original maturity of more than one year	A547	1,049,525	16.b
	c. With original maturity of more than three years	A548	477,923	16.c
17.	Not applicable
18.	Bank's liability on acceptance executed and outstanding	2920	318,645	18.
19.	Subordinated notes and debentures	3200	3,250,000	19.
20.	Other liabilities (from Schedule RC-G)	2930	1,377,838	20.
21.	Total liabilities (sum of items 13 through 20)	2948	88,145,514	21.
22.	Not applicable
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	3838	0	23.
24.	Common stock	3230	200,858	24.
25.	Surplus (exclude all surplus related to preferred stock)	3839	3,660,673	25.
26.	a. Undivided profits and capital reserves	3632	2,057,661	26.a
	b. Net unrealized holding gains (losses) on available-for-sale securities	8434	(170,996)	26.b
	c. Accumulated net gains (losses) on cash flow hedges	4336	0	26.c
27.	Cumulative foreign currency translation adjustments	3284	(22)	27.
28.	Total equity capital (sum of items 23 through 27)	3210	5,748,174	28.
29.	Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, and 28)	3300	93,893,688	29.
Memorandum To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
	date during 1996	RCFD 6724	N/A	M.1.	Number

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =	Review of the bank's financial statements by external auditors
6 =	Compilation of the bank's financial statements by external auditors
7 =	Other audit procedures (excluding tax preparation work)
8 =	No external audit work
(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

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  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
EXHIBIT 6
EXHIBIT 7